AMENDMENT TO DIVERSIFIED SECURE VENTURES CORP AND
MINERAL RESOURCES AND TECHNICAL CONSULTING, INC
AGREEMENT DATED APRIL 27, 2010.

By mutual consent, both parties agree to amend its April 27, 2010 agreement whereby Secure Runway Systems (now legally named Diversified Secure Ventures Corp) was to receive a thirty-five percent interest in MRTC (26,250,000 shares of MRTC common stock) and its future acquisition of prospective mining properties in exchange for the sum of $250,000.00USD and 500,000 shares of SRWY common stock. Terms amended as follows:
(a)	MRTC shall issue its common stock to Diversified Secure Ventures on a quarterly basis consistent with the dollar amount Diversified has invested into MRTC.
(b)	Diversified shall be entitled to sell any portion of its authorized shares both issued and/or unissued to a third party entity for the purpose of increasing its investments in MRTC.
(c)	MRTC grants Diversified the right of refuse any investment offer MRTC receives from an interested third party in respect to this agreement.
The above reflects the full text and content of this amendment.

The foregoing is agreed to by the following authorized parties effective this 29th day of July, 2010.

``Edward Minnema``
Edward Minnema July 29, 2010	Robert L. Hawkins July 29, 2010

President/CEO	President/CEO

Diversified Secure Ventures	Mineral Resources & Technical Consulting